Exhibit 21.0


                              MICROCOM, INC. SUBSIDIARIES


 Name of Subsidiary                                  Jurisdiction of
                                                     Incorporation

 Microcom (UK) Limited                               England

 Microcom Caribe, Inc.                               Delaware, USA

 Connectivity, Ltd.                                  U.S. Virgin Islands
 MNP Sales B.V.                                      Netherlands

 MNP Hong Kong Limited                               Hong Kong
 Microcom Systems, Inc.                              Delaware, USA

 Microcom E.M.A.                                     France

 Micro Communications GMBH                           Germany

 Microcom Australasia Pty Limited                    Australia

 Microcom [South Africa] [Pty] Ltd.                  South Africa

 Microcom K.K.                                       Japan



Each subsidiary listed above is a wholly-owned subsidiary of Microcom, Inc. except for MNP Hong Kong which is a wholly-owned subsidiary of MNP Sales B.V., which in turn is a wholly-owned subsidiary of Microcom, Inc.